UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2019

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street
Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Transition

On January 19, 2019, Katrine S. Bosley, President and Chief Executive Officer of Editas Medicine, Inc. (the “Company” or “Editas”), notified the Company that she will step down from her position as President and Chief Executive Officer of the Company.  In order to ensure a smooth transition,  the Company entered into a letter agreement with Ms. Bosley effective as of January 19, 2019 pursuant to which Ms. Bosley agreed to a transition period as President and Chief Executive Officer ending March 1, 2019 and also entered into an Advisory Service Agreement to be effective as of March 1, 2019.  The Advisory Service Agreement provides that the Company will pay Ms. Bosley a fee of $56,000 per month and that Ms. Bosley will be eligible to receive COBRA contributions from the Company through February 28, 2020.  In addition, Ms. Bosley will be eligible to receive a bonus for 2018 equal to her target bonus times the percentage achievement of the Company’s 2018 goals as assessed by the Board of Directors of the Company.  The Advisory Service Agreement terminates December 31, 2019, unless sooner terminated according to its terms.  Ms. Bosley also resigned as a member of the Company’s Board of Directors on January 19, 2019.

In connection with Ms. Bosley’s separation, the Board approved the appointment of Cynthia Collins, age 60, a director of the Company, as interim Chief Executive Officer effective March 1, 2019.  Ms. Collins previously served as the Chief Executive Officer of Human Longevity, Inc. (“Human Longevity”), a genomics company, from January 2017 to December 2017. Prior to joining Human Longevity, Ms. Collins served as the Chief Executive Officer and GM of the Cell Therapy and Lab Business division of GE Healthcare Life Sciences, a division of General Electric Company (“GE Healthcare”), a global digital industrial company, from April 2015 to December 2016, as the CEO, IVD, of Clarient Diagnostics, Inc., a division of GE Healthcare, from October 2013 to April 2015, as Chief Executive Officer and director of GenVec, Inc., a public biopharmaceutical company, from May 2012 to September 2013 and as Group Vice President, Cellular Analysis of Beckman Coulter, a global supplier of diagnostic solutions, from 2007 to 2011. Ms. Collins also serves on the boards of directors of: Cavidi AB, a private research and clinical diagnostics company, since March 2018; Triumvira Immunologics, Inc., a private biotechnology company, since April 2018; DermTech, Inc., a private diagnostics company, since September 2018; and Biocare Medical, LLC, a private instrumentation and reagents company, since September 2018. Ms. Collins received a BS, Microbiology from the University of Illinois, Urbana and an MBA from The University of Chicago Booth School of Business.

On January 20,  2019, the Company and Ms. Collins entered into a Consulting Agreement (the “Consulting Agreement”) with respect to Ms. Collins’ service during the transition period and as interim Chief Executive Officer.  The Consulting Agreement is effective as of February 1, 2019 and terminates upon the earlier of July 31, 2019 or the appointment of a permanent Chief Executive Officer (the “Consultation Period”). The Consulting Agreement provides for payment to Ms. Collins of consulting fees of $100,000 per month and the grant of a  restricted stock unit (“RSU”) award under  the Company’s 2015 Stock Incentive Plan (the “2015 Plan”), subject to the terms and conditions of the Company’s form of restricted stock unit agreement, for a number of shares equal to $180,000 divided by the closing price of the Company’s common stock on January 31, 2019.  The RSUs will vest on the earliest of (i) July 31, 2019, (ii) the appointment by the Board of Directors of a permanent Chief Executive Officer or (iii) the termination of the Consulting Agreement by the Company other than for breach by Ms. Collins.  Under the Consulting Agreement, Ms. Collins will also be eligible to receive a special bonus payable in the form of performance shares or another equity award,  which bonus will be determined in the sole discretion of the Organization, Leadership and Compensation Committee of the Board of Directors, based upon achievement of goals as set by such committee during the Consultation Period.

On January 22, 2019, the Company issued a press release announcing Ms. Bosley’s plan to step down and the appointment of Ms. Collins as interim Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this report.

Adoption of Form of RSU Agreement; Named Executive Officer Grant

On January 18, 2019, the Board of Directors approved a form of RSU award agreement under the 2015 Plan for use by the Company in connection with RSU awards.  Each RSU represents the right to receive in the future one share of the Company’s common stock, subject to the terms and conditions of the applicable RSU award agreement. Each RSU award will vest in accordance with the schedule determined at the time of grant, subject to the recipient’s continued service to the Company. The form of RSU award agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

On January 18, 2019, the Board of Directors approved the grant, effective January 31, 2019, to Charles Albright, Ph.D., the Company’s Chief Scientific Officer, of an RSU under the Company’s 2015 Plan, subject to the terms and conditions of the Company’s form of RSU award agreement, for that number of shares equal to $390,653 divided by the closing price of the Company’s common stock on January 31, 2019, which RSU shall vest on January 31, 2020,  provided that if Dr. Albright’s employment with the Company is terminated without cause (as such term is defined in the Company’s Severance Benefits Plan) prior to the vesting date, the RSU shall vest in full upon such termination.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement under 2015 Stock Incentive Plan
99.1	Press release issued by the Company on January 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: January 22, 2019	By:	/s/ Andrew A.F. Hack
Andrew A.F. Hack Chief Financial Officer